UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2015

John Bean Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 West Madison Street

Chicago, Illinois 60602

(Address of Principal executive offices, including Zip Code)

(312) 861-5900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2015, Thomas W. Giacomini, President and Chief Executive Officer of John Bean Technologies Corporation (the “Company”) received a discretionary grant of performance-based restricted stock units with a fair market value equal to $500,000, vesting on April 2, 2018 assuming attainment of the performance measure. The general terms and performance measures for these restricted stock units are the same as the performance measures approved by the Compensation Committee of the Board of Directors for the performance-based restricted stock unit awards made by the Company for 2015. Such performance measures are as provided by the John Bean Technologies Corporation Incentive Compensation and Stock Plan, and the performance-based restricted stock units will be awarded pursuant to a Long-Term Incentive Performance Restricted Stock Unit Agreement – Executive Officer, a form of which was included in the Company’s Annual Report on Form 10-K, filed with the SEC on March 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN BEAN TECHNOLOGIES CORPORATION

	By:	/s/ Megan J. Rattigan
Dated: March 19, 2015		Name:	Megan J. Rattigan
		Title:	Vice President and Controller